Exhibit 99.2
                          Press Release


Strategia Corporation Announces Date of Delisting


October 12, 2000-Louisville, KY - Strategia Corporation (AMEX:SAA) today announced that the American Stock Exchange has made a filing with the Securities and Exchange Commission to delist the company's common stock from the Exchange effective at the opening of the trading session on October 20, 2000. The Exchange took this action after the company withdrew its appeal from the delisting procedure.


Contact:  Murdock Capital Partners Corp.
          (212) 421-2545
          Thomas M. Dean
          Luis J. Mejia